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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)           SEPTEMBER 24, 1999

                                   INSCI CORP
             (Exact name of Registrant as specified in its Charter)

                                    DELAWARE
                 (State of other jurisdiction of incorporation)

1-12966                                        06-1302773
Commission File No.                            I.R.S. Employer Identification

TWO WESTBOROUGH BUSINESS PARK,
WESTBOROUGH, MA                              01581
Address of principal                         Zip Code
executive offices

(508) 870-4000
Registrant's telephone number,
including area code
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ITEM 5.  Other Events

         On September 24, 1999, the Registrant's (the "Company's") Board of Directors resolved to extend the expiration date of the 1,333,334 Warrants issued under the Company's 1996 Unit Private Placement. Each unit consists of one share of 8% Preferred Stock and one Warrant to purchase one share of Common Stock at $5.00 per share. The Board of Directors simultaneously resolved to extend the expiration date of 133,333 Placement Agent Warrants associated with this placement. The Warrants expiration date has been extended from October 1, 1999 to December 30, 1999 (a 90-day extension). The exercise price of the Warrants remains unchanged.

SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   Westborough, MA
         September 30, 1999

                                               INSCI CORP
                                               (Registrant)

                                               /s/ Roger Kuhn
                                               ------------------------
                                               Roger Kuhn
                                               Chief Financial Officer